LOAN AND SECURITY AGREEMENT

                       Dated as of August 31, 1998

                                  Among

                            IN-HOUSE REHAB, INC.
                       IN-HOUSE MEDICAL RESOURCES, INC.
                               RT GROUP, INC.
                        DOCTORS REHAB & THERAPY, INC.
              DAILY REHABILITATION INSTITUTE OF PONTE VEDRA, INC.
                              GATEWAY REHAB, INC.
                         IN-HOUSE REHAB PARTNERS, LLC
                                    and
                       PERENNIAL HEALTH MANAGEMENT, INC.
                               as Borrowers



                          IN-HOUSE REHAB CORPORATION
                                     as
                        Primary Servicer and Guarantor


                                     and

                              DAIWA HEALTHCO-3 LLC
                                  as Lender


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                             TABLE OF CONTENTS

                                                             Page

ARTICLE I. COMMITMENT; AMOUNTS AND TERMS OF THE LOANS

    Section 1.01.  Revolving Advances                           1
    Section 1.02.  Revolving Commitment and Borrowing Limit     1
    Section 1.03.  Notice of Borrowing; Borrowers' Certificate  2
    Section 1.04.  Termination of Revolving Commitment          2
    Section 1.05.  [Intentionally Omitted.]                     2
    Section 1.06.  [Intentionally Omitted.]                     2
    Section 1.07.  Interest and Non-Utilization Fee             2
    Section 1.08.  Renewals                                     3
    Section 1.09.  Computation of Interest                      4
    Section 1.10.  Procedures for Payment                       4
    Section 1.11.  Indemnities                                  5
    Section 1.12.  Telephonic Notice                            6
    Section 1.13.  Maximum Interest                             6


ARTICLE II. COLLECTION AND DISTRIBUTION

    Section 2.01.  Collections on the Receivables               7
    Section 2.02.  Distribution of Funds                        7
    Section 2.03. Distribution of Funds at and after the Maturity Date or upon an Event of Default 8
    Section 2.04.  Distributions to the Borrowers Generally     8
    Section 2.05.  Avoidance of Breakage Costs                  8

ARTICLE III. REPRESENTATIONS AND WARRANTIES; COVENANTS;
  EVENTS OF DEFAULT

    Section 3.01.  Representations and Warranties; Covenants    8
    Section 3.02.  Events of Default; Remedies                  8
    Section 3.03.  Attorney-in-Fact                             9

ARTICLE IV. SECURITY

    Section 4.01.  Grant of Security Interest                   9

ARTICLE V. MISCELLANEOUS

    Section 5.01.  Amendments, etc                              9
    Section 5.02.  Notices, etc                                10
    Section 5.03.  Assignability                               10
    Section 5.04.  Further Assurance                           10
    Section 5.05.  Costs and Expenses                          10
    Section 5.06.  Confidentiality                             11
    Section 5.07.  Term and Termination                        11
    Section 5.08.  No Liability of Lender                      12
    Section 5.09.  Joint and Several Liability                 13
    Section 5.10.  Execution in Counterparts                   13
    Section 5.11.  Entire Agreement; Severability              13
    Section 5.12.  GOVERNING LAW                               13
    Section 5.13.  WAIVER OF JURY TRIAL, JURISDICTION AND
                    VENUE                                      13
    Section 5.14.  No Proceedings                              13


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EXHIBITS

Exhibit I        Definitions
Exhibit II       Conditions of Purchases
Exhibit III      Representations and Warranties
Exhibit IV       Covenants
Exhibit V        Events of Default
Exhibit VI       Receivable Information
Exhibit VII      Eligibility Criteria
Exhibit VIII     Form of Borrowing Base Certificate
Exhibit IX       Form of Depositary Agreement
Exhibit X-A      Form of Opinion of Counsel
Exhibit X-B      Form of Opinion of Counsel
Exhibit XI       Primary Servicer Responsibilities
Exhibit XII      Form of Borrowers Certificate

SCHEDULES

Schedule I       Addresses for Notices
Schedule II      Credit and Collection Policy
Schedule III     Indebtedness
Schedule III(m)  Changes in Principal Place of Business
Schedule III(n)  Changes of Borrower Name

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     LOAN AND SECURITY AGREEMENT, dated as of August 31, 1998, between
IN-HOUSE REHAB, INC., a Kentucky corporation, IN-HOUSE MEDICAL RESOURCES, INC., a Kentucky corporation, RT GROUP, INC., an Indiana corporation, DOCTORS REHAB & THERAPY, INC., a Kentucky corporation, DAILY REHABILITATION INSTITUTE OF PONTE VEDRA, INC., a Florida corporation, GATEWAY REHAB, INC., an Illinois corporation, IN-HOUSE REHAB PARTNERS, LLC, a Kentucky limited liability company, and PERENNIAL HEALTH MANAGEMENT, INC., a Kentucky corporation (each together with its corporate successors and assigns, a "Borrower" and collectively, the "Borrowers"), IN-HOUSE REHAB CORPORATION, a Colorado corporation("Holdings"), as Primary Servicer and Guarantor, and DAIWA HEALTHCO-3 LLC, a Delaware limited liability company (together with its successors and assigns, the "Lender"), agree as follows:

     Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms.

     The Borrowers wish to borrow funds from the Lender secured by the Collateral and the Lender is prepared to make such loans on the terms and subject to the conditions set forth herein.

     Accordingly, the parties agree as follows:

                                  ARTICLE I.
                 COMMITMENT; AMOUNTS AND TERMS OF THE LOANS

     Section 1.01. Revolving Advances. (a) The Lender agrees to lend to the Borrowers subject to and upon the terms and conditions herein set forth, on any Funding Date, such amounts as may be requested by the Borrowers (each such borrowing, a "Revolving Advance" and the outstanding principal balance of all Revolving Advances from time to time, the "Loan").

          (b) Each Revolving Advance shall be in an amount equal to $100,000 or an integral multiple of $10,000 in excess thereof and shall be made on the date specified in the Written Notice or telephonic notice confirmed in writing as described in Section 1.03 hereof.

     Section 1.02. Revolving Commitment and Borrowing Limit. (a) The aggregate unpaid principal amount of the Revolving Advances outstanding at any time shall not exceed an amount equal to the lesser of (i) $5,000,000 (such amount, or such greater amount after giving effect to an increase pursuant to the provisions of this Agreement, the "Revolving Commitment"), and (ii) the Borrowing Base as of such time (the lesser of (i) and (ii) being the "Borrowing Limit").

          (b) Subject to the limitations set forth herein, the Borrowers may borrow, repay (without premium or penalty) and reborrow the Loan.

          (c) If at any time the outstanding principal amount of the Loan exceeds the Borrowing Limit at such time, the Borrowers shall promptly, in accordance with Article II hereof, eliminate such excess by paying an amount equal to such excess until such excess is eliminated in full.

          (d) The Authorized Representative of the Borrowers may request that the Lender increase (but not decrease) the Revolving Commitment, and, the Lender, in its sole discretion upon such request, may decide to increase the Revolving Commitment, provided, that such request shall not be made more than

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twice during each calendar year; and further provided that the Revolving
Commitment, as so increased, shall in no event exceed $20,000,000. Each such increase shall be in an amount equal to $2,500,000 or an integral multiple of $2,500,000 in excess thereof and the Borrowers shall, upon the effective date of such increase, pay to the Lender an amount equal to 1.50% of any such increase.

     Section 1.03. Notice of Borrowing; Borrowers' Certificate. Whenever the Borrowers desire to make a borrowing of a Revolving Advance on a Funding Date, the Authorized Representative of the Borrowers shall give the Lender not later than 11:00 a.m. (New York time), at least one Business Day's prior Written Notice or telephonic notice from an Authorized Representative of the Borrowers confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Advance. Each notice of borrowing under this Section 1.03 shall be substantially in the form of Exhibit XII hereto (each a "Borrowers' Certificate") and specify the date on which the Borrowers desire to make a borrowing of a Revolving Advance (which in each instance shall be a Funding Date) and the amount of such borrowing. The Authorized Representative of the Borrowers shall attach to the Borrowers' Certificate the Borrowing Base Certificate delivered by the Authorized Representative of the Borrowers to the Lender on the immediately prior Thursday (or, if such Thursday was not a Business Day, the next following date), which figures shall have been confirmed (and, if necessary, adjusted) by the Program Manager in consultation with the Borrowers. The Lender shall take all reasonable efforts to cause the Program Manager to examine and confirm information provided in each Borrowing Base Certificate within two Business Days of receipt thereof.

     Section 1.04. Termination of Revolving Commitment. On the Maturity Date, the Revolving Commitment shall be canceled. Upon such cancellation, the Revolving Advances (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder. Upon the termination of the Revolving Commitment on any date prior to the Scheduled Maturity Date (unless such termination results from the effectuation of the Securitization or other financing arrangement of Holdings and/or the Borrowers with the Lender), the Borrowers shall pay to the Lender the Early Termination Fee, if any.

     Section 1.05.  [Intentionally Omitted.]

     Section 1.06.  [Intentionally Omitted.]

     Section 1.07. Interest and Non-Utilization Fee. (a) Interest on Loan. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Advance made to it outstanding from time to time (i) on each Interest Payment Date, and (ii) on the Maturity Date (whether by acceleration or otherwise) upon demand, in each case at an interest rate per annum equal to the LIBO Rate for the Interest Period in effect for such Revolving Advance plus 3.25%. The Lender agrees to consider adjustments downward of the interest rate set forth above, based on the successful financial performance of the Borrowers resulting from acquisitions following the Closing Date; provided, that this sentence shall not constitute (nor be construed as constituting) an obligation of the Borrowers to make any interest rate reduction.

          (b) Default Interest. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing, interest on the Loans shall be payable on demand at a rate per annum equal to four percentage




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points (4.00%) in excess of the highest rate then otherwise applicable to such
Loan.


          (c) LIBO Rate Determination. The Lender, upon determining the LIBO Rate shall promptly notify by telephone (confirmed promptly in writing) or in writing the Borrowers of such rates. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrowers.

          (d) Non-Utilization Fee. The Borrowers shall pay to the Lender on the first Funding Date of each month a fee (the "Non-Utilization Fee") equal to an annual rate of 0.375% on the average amount, calculated on a daily basis, by which the Revolving Commitment exceeds the outstanding amount of the Loan during the prior month.

     Section 1.08. Renewals. (a) The Borrowers may, from time to time following the Initial Funding Date and prior to the Maturity Date, renew all or a portion of their outstanding Revolving Advances so long as the aggregate principal balance of the portion of the Revolving Advance made to the Borrowers being renewed, if any, is $100,000 or an integral multiple of $10,000 in excess of $100,000; provided, however, that the Borrowers shall not be entitled to renew any Revolving Advance, or portion thereof unless all accrued interest on the Revolving Advance renewed through the date of such renewal shall have been paid in full.

          (b) Each renewal by the Borrowers of an outstanding Revolving Advance or portion thereof shall be made on notice to the Lender given not later than 11:00 a.m. (New York time) on the date at least two Business Days' prior to the last day of the Interest Period just ending for such Revolving Advance. Each notice (which notice shall be irrevocable) by Borrowers of the renewal of a Revolving Advance or portion thereof, shall be in writing or by telephone from the Authorized Representative of the Borrowers confirmed promptly in writing and shall specify the amount of such renewal of the Revolving Advance or portion thereof. Notwithstanding the above, the Borrowers shall not be entitled to renew a Revolving Advance or a portion thereof, if at the time of the selection of such renewal there shall exist a Default or an Event of Default.

          (c) Any Revolving Advance or portion thereof as to which the Lender shall not have received a proper notice of renewal as provided in this Section
1.08 or notice of payment or prepayment by 3:00 p.m. (New York time) at least two Business Days prior to the last day of the Interest Period just ending for such Revolving Advance shall, unless a Default or Event of Default has occurred, either be paid in full or if not paid in full, shall be converted, in whole or in part, to a new Revolving Advance on the last day of the Interest Period.

     Section 1.09. Computation of Interest. (a) Interest on the Loans and fees and other amounts calculated by the Lender on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360 day year.

          (b) Whenever any payment to be made hereunder or under any other Document shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, that if such extension would cause a payment of a Revolving Advance to be made, or the last day of such Interest Period for a Revolving Advance to occur, in the next following Month,



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such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

     Section 1.10. Procedures for Payment. (a) Each payment hereunder shall be made not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to the Lender without counterclaim, offset, claim or recoupment of any kind and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Entity thereof or therein, except for Excluded Taxes. If any such taxes, duties or charges are so levied or imposed on any payment to any Lender, the Borrowers will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction for or on account of all taxes, duties or charges, including deductions applicable to additional sums payable under this
Section 1.10, will be equal to the amount provided for herein. Whenever any taxes, duties or charges are payable by the Borrowers with respect to any payments hereunder, the Borrowers shall furnish promptly to the Lender information, including certified copies of official receipts (to the extent that the relevant Governmental Entity delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If the Borrowers fail to pay any such taxes, duties or charges when due to the appropriate taxing authority or fail to remit to the Lender the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Borrowers shall indemnify the Lender for any incremental taxes, duties, charges, interest or penalties that may become payable by the Lender as a result of any such failure.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder or from the execution, delivery of, or otherwise with respect to, this Agreement or other Documents and any and all recording fees relating to any Documents securing any Lender Debt ("Other Taxes").

          (c) The Borrowers shall indemnify the Lender for the full amount of any taxes, duties or charges other than Excluded Taxes and Other Taxes (including, without limitation, any taxes other than Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.10) duly paid or payable by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date the Lender makes written demand therefor.

          (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 1.10 shall survive the payment in full of principal and interest hereunder indefinitely.

     Section 1.11. Indemnities. (a) Each Borrower hereby agrees to indemnify the Lender within ten days of demand against any actual and direct loss or expense which the Lender or its branch or Affiliate may sustain or incur as a consequence of: (i) the payment or prepayment of the principal amount of any Loan made to it or any portion thereof, on any day other than the last day of an Interest Period or the payment of any interest on any Loan made to it, or portion thereof, on a day other than an Interest Payment Date for such Loan; or (ii) the failure by the Borrower to accept or make a



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borrowing of a Loan or a renewal of a Loan after it has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any portion thereof. The Lender shall provide to each such Borrower a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error or bad faith.

          (b) Each Borrower hereby agrees to indemnify and hold harmless the Lender and its Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of its Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Exchange Act (each an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the commitments hereunder to make the Loans, or the financings contemplated hereby, the other Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of the Lender under and in accordance with any Security Document), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating thereto, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Borrowers will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined that any such Claim shall have arisen out of or resulted principally from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Borrowers, or any Subsidiary of any Borrower, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (b) a successful claim by any Borrower against such Indemnified Party ("Excluded Claims"). The Indemnified Party shall give the Borrower prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Lender, as an Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrowers and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrowers, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrowers and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

     Section 1.12. Telephonic Notice. Without in any way limiting the Borrowers' obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from


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an Authorized Representative of the Borrowers prior to receipt of written confirmation.

     Section 1.13. Maximum Interest. (a) No provision of this Agreement shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on any Lender (such maximum rate being the Lender's "Maximum Permissible Rate").

          (b) If the amount of interest computed without giving effect to this Section 1.13 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to the Lender on such date in respect of such period shall be computed at the Maximum Permissible Rate.

          (c) If at any time and from time to time: (i) the amount of interest payable to any Lender on any interest payment date shall be computed at the Maximum Permissible Rate pursuant to the preceding subsection (b); and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Permissible Rate, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to the preceding subsection (b).

                                  ARTICLE II.
                         COLLECTION AND DISTRIBUTION

     Section 2.01. Collections on the Receivables. (a) The Lender shall be entitled with respect to all Receivables, (i) to hold as collateral all Receivables and all Collections on Receivables pursuant to the terms of the Depositary Agreement, and (ii) to have and to exercise any and all rights to collect, record, track and take all actions to obtain Collections with respect to all Receivables.

          (b) Each Borrower hereby appoints Holdings as its primary servicer (the "Primary Servicer") to perform the Primary Servicer Responsibilities. Each Borrower hereby grants the Primary Servicer access to all files and information necessary or appropriate in order to fulfill the Primary Servicer Responsibilities.

          (c) Tracking of Collections and other transactions pertaining to the Receivables shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Primary Servicer to the Master Servicer have been set forth in Exhibit XI attached hereto. The Borrowers shall cooperate fully with the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit XI, and shall provide promptly to the Master Servicer such other information necessary or desirable for the administration of Collections on the Receivables as may be requested from time to time.



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          (d)  On the fifteenth calendar day of each month after the Initial
Funding Date, the Borrowers shall provide the Master Servicer by Transmission the information listed on Exhibit VI hereto (as such Exhibit may be modified by the Lender from time to time, the "Receivable Information") with respect to new Receivables that it has determined constitute Eligible Receivables as of the last Business Day of the immediately preceding month.

          (e) During the continuance of an Event of Default, the Lender may (and shall, without requirement of notice to any party, upon an Event of Default resulting from the events described in clause (i) of Exhibit V hereto), designate the Master Servicer or any other Person to succeed the Primary Servicer in the performance of the Primary Servicer Responsibilities.

     Section 2.02. Distribution of Funds. On each Business Day, and provided, that no Event of Default is continuing and the Lender has received the Borrowing Base Certificate most recently due, the Lender shall distribute any and all Collections received since the immediately prior Funding Date, as follows: FIRST, to the Lender, an amount in cash equal to the Interest Shortfall, if any, until such amount has been paid in full; SECOND, to the Lender, an amount in cash equal to the Principal Shortfall, if any, until such amount has been paid in full; THIRD, to the Lender, an amount in cash equal to the payment, if any, of principal on the Loans that may be due and payable on such Funding Date, until such amount has been paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable on such Funding Date, if any, until such amount has been paid in full; and FIFTH, to the Borrowers, all remaining amounts of Collections.

     Section 2.03. Distribution of Funds at and after the Maturity Date or upon an Event of Default. At the Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Lender pursuant to Section 3.02 hereof, the Lender shall distribute any and all Collections and any other proceeds arising from any collection or any Collateral to the Lender as follows: FIRST, to the Lender, an amount in cash equal to any and all accrued fees and collection costs as set forth in Section 5.05, until such amount has been paid in full; SECOND, to the Lender, an amount in cash equal to all accrued and unpaid interest on the Loans (at the rate established under Section 1.07(b)) until such amount has been funded in full; THIRD, to the Lender, an amount in cash equal to the principal amount of the Loans, until such amount is paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable on such Funding Date, until such amount has been paid in full; and FIFTH, to the Borrowers, all remaining amounts of Collections.

     Section 2.04.  Distributions to the Borrowers Generally.   Distributions
to the Borrowers shall be deposited in the Distribution Account.

     Section 2.05. Avoidance of Breakage Costs. So long as no Default or Event of Default is continuing, the Lender shall not apply out of Collections, unless requested in writing by the Borrowers, any payment of principal to any portion of a Loan until the last day of the respective Interest Period thereof or the earlier maturity of such portion of such Loan by acceleration or otherwise.

                                 ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               EVENTS OF DEFAULT

     Section 3.01. Representations and Warranties; Covenants. Each Borrower makes on the Initial Funding Date and on each subsequent Funding Date, the



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representations and warranties set forth in Exhibit III hereto, and hereby agrees to perform and observe the covenants set forth in Exhibit IV hereto.

     Section 3.02. Events of Default; Remedies. (a) If any Event of Default shall occur and be continuing, the Lender may, by notice to the Authorized Representative of the Borrowers, take either or both of the following actions:
(x) declare the Maturity Date to have occurred, and (y) without limiting any rights hereunder but subject to applicable law, replace the Primary Servicer in its performance of any or all of the Primary Servicer Responsibilities (which replacement may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all of Borrowers' personnel, hardware and software utilized in connection with such responsibilities); provided, that, with respect to the Event of Default in clause (i) of Exhibit V, the Maturity Date shall be deemed to have occurred automatically and without notice. Upon any such declaration or designation, the Lender shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

          (b) Right of Set-Off. During the continuance of an Event of Default, the Borrowers hereby irrevocably authorize and instruct the Lender to set-off the full amount of the any Lender Debt due and payable against (i) any Collections, or (ii) the principal amount of any Revolving Advance to be financed on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Lender to exercise such right of set-off; provided, however, a member of the Lender Group shall notify the Borrowers that a set-off pursuant to this Section 3.02 occurred, the amount of such set-off and a description of the Lender Debt that was due and payable.

     Section 3.03. Attorney-in-Fact. Each Borrower hereby irrevocably designates and appoints the Lender, the Master Servicer and each other Person in the Lender Group, to the extent permitted by applicable law and regulation, as its attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority during the continuance of a Default or Event of Default to (i) endorse or sign its name to financing statements, remittances, invoices, assignments, checks, drafts or other instruments or documents in respect of the Receivables, and (ii) bring suit in the its name and settle or compromise such Receivables as the Lender or the Master Servicer may, in its discretion, deem appropriate.

                                 ARTICLE IV.
                                  SECURITY

     Section 4.01. Grant of Security Interest. (a) As collateral security for the Borrowers' obligations to pay the Lender Debt when due and payable, each Borrower hereby grants to the Lender a first priority Lien on and security interest in and right of set-off against all of the rights, title and interest of such Borrower in and to (i) the Lockbox and the Lockbox Account, and (ii) the Collateral, and (iii) all Proceeds of the foregoing.

          (b) The Borrowers agree to execute, and hereby authorize the Lender to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the Lien created pursuant to this Section 4.01 which may at any time be required or, in the opinion of the Lender, be desirable, and to do so without the signature of the Borrowers where permitted by law.

                                  ARTICLE V.
                                MISCELLANEOUS

     Section 5.01. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Lender and each of the Borrowers and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
No failure on the part of the Lender or any Borrower to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Duff & Phelps Credit Rating Co. or any other rating agency then rating the healthcare financing program of the Lender, so long as any such change, modification or amendment does not adversely affect the parties hereto.

     Section 5.02. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto (and the Lender hereby agrees that notices to or for its benefit may be delivered to the Program Manager and such delivery to the Program Manager shall be deemed received by the Lender and each Borrower agrees that notices to or for its benefit may be delivered to the Authorized Representative of the Borrowers and such delivery to the Authorized Representative of the Borrowers shall be deemed received by each Borrower), at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto, and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule I attached hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     Section 5.03. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          (b) Without the prior consent of the Authorized Representative of the Borrowers (which consent shall not be unreasonably withheld), the Lender may not assign this Agreement and the Lender's rights, title and interest and obligations contained herein (including its security interest in the Collateral) (collectively, "Lender Position"); provided, that (i) the Lender may assign the Lender Position to another limited purpose bankruptcy-remote entity sponsored and managed by the Program Manager that is a United States Person under Section 7701(a)(30) of the Internal Revenue Code of 1986 (as amended), and (ii) each Borrower hereby acknowledges that the Lender may grant to its lenders a security interest in the Lender's Position, including without limitation, this Agreement.

          (c) No Borrower may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.

     Section 5.04. Further Assurance. The Borrowers shall, at their cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement.

     Section 5.05. Costs and Expenses. (a) The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Lender and its Affiliates in connection with the enforcement of this Agreement. The Borrowers further agree to pay on demand (a) all costs and expenses incurred by the Lender or its agent in connection with periodic audits performed as provided in Exhibit IV hereto, (b) all costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by the Borrowers that would affect the transmission or interpretation of data received through the interface, and (c) all costs and expenses incurred by the Lender for additional time (calculated at a rate of $80 per hour) and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of the Lender to agreed-upon protocol and schedules with the Master Servicer; provided, that the Authorized Representative of the Borrowers has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.

     Section 5.06. Confidentiality. (a) The Borrowers acknowledge that this Agreement contains confidential and proprietary information. Unless otherwise required by applicable law, the Borrowers hereby agree to maintain the confidentiality of this Agreement (and all drafts and other documents delivered in connection therewith) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such information; provided, that, this Agreement may be disclosed to rating agencies and the Borrowers' legal counsel, investment bankers and auditors, in each case if such Person agrees to hold it confidential.

          (b) The Borrowers understand and agree that the Lender may suffer irreparable harm if the Borrowers breach their obligations under this Section
5.06 and that monetary damages shall be inadequate to compensate the Lender for such breach. Accordingly, the Borrowers agree that, in the event of a breach by the Borrowers of this Section 5.06 the Lender, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach by the Borrowers.

     Section 5.07. Term and Termination. (a) The obligations of the Lender under this Agreement shall continue in full force and effect from the date hereof until the Maturity Date. Upon the payment in full of all Lender Debt, the Lender shall take all actions and deliver all assignments, certificates, releases, notices and other documents, at the Borrowers' expense, as the Borrowers may reasonably request to effect such termination.

          (b) The Borrowers may terminate this Agreement at any time prior to the Maturity Date upon (i) lapse of not less than ten days' prior Written Notice (which shall be irrevocable) to the Lender of Default of the commitment by the Lender pursuant to Article I hereof to make Revolving Advances, and
(ii) payment of all Lender Debt, including all due and payable applicable fees, charges, premiums and costs, all as provided hereunder.

          (c) The termination of this Agreement shall not affect any rights of the Lender or any obligations of the Borrowers arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt incurred on or prior to such termination have been paid and performed in full.

          (d) Upon the giving of notice of an Event of Default of this Agreement, all Lender Debt shall be due and payable on the date of the Event of Default specified in such notice. Upon the (i) the termination of all commitments and obligations of the Lender, and (ii) the indefeasible payment in full of all Lender Debt, the Lender shall, at the request and sole cost and expense of the Authorized Representative of the Borrowers, execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence such termination.

          (e) The Liens and rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been indefeasibly paid in full in cash.

          (f) All indemnities representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided.

          (g) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Revolving Commitment of the Lender shall have been terminated), and the Borrowers and Holdings shall be liable to, and shall indemnify and hold the Lender harmless for the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     Section 5.08. No Liability of Lender. (a) Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Lender of any obligation to any Person making payment in respect of the Receivable or a patient of the Borrowers.

          (b) Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of the Lender contained herein or with respect hereto shall be had against any Related Person whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of the Lender herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein above shall operate as a release of any liability which may arise as a result of such Related Person's gross negligence or willful misconduct. The provisions of this Section 5.08 shall survive the termination of this Agreement.

     Section 5.09. Joint and Several Liability. Each Borrower hereby acknowledges and agrees that all obligations of the Borrowers hereunder, including, without limitation, the obligation to pay all Lender Debt when due, are joint and several in all respects.

     Section 5.10. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 5.11. Entire Agreement; Severability. (a) This Agreement embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

          (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

     Section 5.12. GOVERNING LAW. THIS AGREEMENT SHALL, IN A MANNER CONSISTENT WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     Section 5.13. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH BORROWER, HOLDINGS AND THE PRIMARY SERVICER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH BORROWER , HOLDINGS AND THE PRIMARY SERVICER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. EACH BORROWER SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE BORROWER SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE LENDER FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     Section 5.14. No Proceedings. Each Borrower, Holdings and the Primary Servicer hereby agree that it will not institute against the Lender any proceeding of the type referred to in clause (i) of Exhibit V so long as any senior indebtedness issued by the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

IN-HOUSE REHAB CORPORATION, as
Guarantor and Primary Servicer

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

325 West Main Street
Waterfront Plaza, Ste. 1400B
Louisville, KY  40202
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

IN-HOUSE REHAB, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

325 West Main Street,
Louisville, KY 40202
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

IN-HOUSE MEDICAL RESOURCES, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

325 West Main Street,
Louisville, KY 40202
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

RT GROUP, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

325 West Main Street,
Louisville, KY 40202
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

DOCTORS REHAB & THERAPY, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

694 Goodlette Road,
Naples, FL 34102
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

DAILY REHABILITATION INSTITUTE OF
  PONTE VEDRA, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

200 Solana Road,
Ponte Vedra, FL 32082
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

GATEWAY REHAB, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

1802 No. Div., Suite 602,
Morris, IL 60450
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

IN-HOUSE REHAB PARTNERS, LLC, as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

325 West Main Street
Louisville, KY 40202
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

PERENNIAL HEALTH MANAGEMENT, INC., as Borrower

By:/s/ David V. Hall
   Name: David V. Hall
   Title: President

Address:

325 West Main Street,
Louisville, KY 40202
Attention:  David V. Hall
Facsimile Number: (502) 585-2358

DAIWA HEALTHCO-3 LLC, as Lender

By:/s/ Richard L. Taiano
   Name: Richard L. Taiano
   Title: Vice President

     c/o Lord Securities Corporation
     Two Wall Street
     New York, NY  10005
     Attention: Dwight Jenkins
     Facsimile Number:  (212) 346-9012

                                  EXHIBIT I.

                                 DEFINITIONS

     As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts Receivable Turnover" means, at any date, for the 12-month period then most recently ended, the product obtained by multiplying (a) the quotient obtained by dividing (i) aggregate Receivables of the Borrowers as of such date, by (ii) aggregate gross revenue of the Borrower for the 12-month period then ended, by (b) 365 days.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Authorized Representative" means each Person who is an officer of Holdings and is designated from time to time, as appropriate, in a Written Notice by the Primary Servicer to the Lender for the purposes of giving notices of borrowing, conversion or renewal of Revolving Advances or for any other purpose set forth in this Agreement, which designation shall continue in force and effect until terminated in a Written Notice to the Lender.

     "Borrower" has the meaning set forth in the preamble hereto.

     "Borrowers' Certificate" has the meaning set forth in Section 1.03.

     "Borrowing Base" means, as of any time, an amount equal to eighty-five percent (85%) of the Expected Net Value of Eligible Receivables of the Borrowers other than the Specified Borrowers as of such time, as determined by reference to and as set forth in the most recent Borrowing Base Certificate delivered to the Lender by the Borrowers as of such time pursuant to Exhibit IV, Clause (k)(i).

     "Borrowing Base Certificate" means a certificate (which may be sent by Transmission), in substantially the form set forth in Exhibit VIII hereto, which shall provide the most recently available information (including updated information) with respect to the Eligible Receivables of the Borrowers (segregated by the classes set forth in the definition of "Net Value Factor") that is set forth in the general trial balance of the Borrowers, in form and substance satisfactory to the Lender and the Master Servicer.

     "Borrowing Base Deficiency" means, as of any date, the positive difference, if any, between (x) the outstanding principal amount of the Loan, minus (y) the Borrowing Base indicated on the most recent Borrowing Base Certificate.

     "Borrowing Limit" has the meaning set forth in Section 1.02.

     "Business Day" means any day on which banks are not authorized or required to close in New York City, and, if the applicable Business Day relates to the LIBO Rate, on which dealings are carried on in the London interbank market.

     "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

     "Change of Control" means the occurrence of any of the following: (x) any Person or two or more Persons acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have acquired, since the date hereof, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of voting stock of any Borrower (exclusive of shares owned by such Person(s) on the date hereof), or (y) individuals, who, as of the date hereof, constitute the board of directors of any Borrower or are otherwise Continuing Directors cease for any reason without the Lender's prior written consent to constitute at least a majority of the board of directors of such Borrower.

     "Claims" has the meaning set forth in Section 1.11(b).

     "Collateral" means all of the Borrowers':

          (a)  Receivables;

          (b) machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Borrower's business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by the Borrowers;

          (c) present and future general intangibles of every kind and description, including (without limitation) patents, patent applications, trade names and trademarks and the goodwill of the business symbolized thereby, Federal, state and local tax refund claims of all kinds;

          (d) raw materials, work in process, finished goods and all other inventory (as such term is defined in the UCC), whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto;

          (e) right, title and interest in and to all present and future securities, security entitlement and securities accounts;

          (f) consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Lender;

          (g) all instruments, files, records, ledger sheets and documents covering or relating to any of the foregoing; and

          (h)  all proceeds of the foregoing;

provided, however, that the Collateral shall not include Receivables sold, assigned, pledged or otherwise disposed of by the Borrowers pursuant to the Securitization.

     "Collections" means all cash collections, wire transfers, electronic funds transfers and other cash Proceeds of Receivable deposited in the Lockbox Account, including, without limitation, all cash Proceeds thereof.

     "Continuing Directors" means the directors of each of the Borrowers on the date of this Agreement and each other director thereof, if such director's nomination for election to the Board of Directors of such Borrower is now or hereafter recommended by a majority of the then Continuing Directors.

      "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Borrowers in effect on the date of the Agreement and described in Schedule II hereto, as modified from time to time with the consent of the Lender.

      "Debt" means as to any Person at any time (without duplication): (i) all obligations of such Person for borrowed money, (ii) all financial or monetary obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, other than (A) trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices which are not more than 90 days past due, and (B) operating leases entered into in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all Debt or other financial or monetary obligations of others Guaranteed by such Person, (vi) all financial or monetary obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person (but only to the extent of the value of such Property), (vii) all financial or monetary reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (viii) all financial or monetary liabilities of such Person in respect of unfunded vested benefits under any Plan, (ix) all financial or monetary obligations of such Person to redeem or retire shares of equity interests in such Person, and (x) all financial or monetary obligations and liabilities of such Person under interest rate protection agreements.

     "Debt Service" means, at any date of determination, Total Interest Expense plus the principal due on Debt of the Borrowers within the twelve (12) month period ending on such date of determination.

     "Default" means an event, act or condition which with the giving of notice or the lapse of time (including any cure periods contained herein), or both, would constitute an Event of Default.

     "Defaulted Receivables"means a Receivable (i) as to which the applicable Borrower, Primary Servicer or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (i) of Exhibit V or (ii) which, consistent with the Credit and Collection Policy, would be written off such Borrower's books as uncollectible.

     "Delinquency Ratio" means, as of the last Business Day of each month, a percentage equal to:

                                  DR
                                 ----
                                 AORA

where:

          DR   = The Expected Net Value of all Eligible Receivables which became Delinquent Receivables in the four week period immediately prior to the date of calculation.

          AORA = The average outstanding amount of the Expected Net Value of all Eligible Receivables, calculated as the arithmetic average of all daily balances.

     "Delinquent Receivable" means any Receivable for which payment required thereunder is more than 180 days past the Last Service Date.

     "Depositary Agreement" means that certain Depositary Account Agreement, dated the date hereof, among the Borrowers, Holdings, the Lender and the Lockbox Bank, in substantially the form attached hereto as Exhibit IX, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     "Designated Receivable" means any Receivable owed by a Borrower.

     "Distribution" means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital interest in the Borrowers, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital interests in the Borrowers or any warrants, rights or options to acquire any such interests, now or hereafter outstanding.

     "Distribution Account" means account # 412813985 of the Authorized Representative of the Borrowers at Star Bank NA, for the benefit of the Borrowers, or such other bank account designated by the Authorized Representative of the Borrowers by Written Notice to the Master Servicer, the Lender and the Program Manager from time to time.

     "Documents" means this Agreement, the Depositary Agreement, the Guaranty, the Hall Guaranty, the Pledge Agreement, each Borrower's Certificate, each Borrowing Base Certificate and each other document or instrument now or hereafter executed and delivered to the Lender by or on behalf of the Borrowers or the Guarantors pursuant to or in connection herewith or therewith.

     "Early Termination Fee" means an amount equal to the product of (x) Revolving Commitment, multiplied by (y):

          (1)  from the Initial Funding Date until August 31, 1999, 3%;
          (2)  from September 1, 1999 until August 31, 2000, 2%; or
          (3)  from September 1, 2000 until August 31, 2001, 1%;

provided, that nothing in this definition shall obligate the Lender to extend the Scheduled Maturity Date hereunder.

     "EBITDA" means, for any period, the sum for the Holdings and its Subsidiaries of (a) net income (or net loss) of the Holdings and its Subsidiaries (calculated before extraordinary items), plus (b) Total Interest Expense for such period deducted in the determination of such net income (or net loss) plus (c) depreciation and amortization for such period to the extent included in the determination of net income (or net loss) plus or minus (d) all taxes accrued for such period on or measured by income to the extent deducted or credited in determining such net income (or net loss) minus or plus (e) gains (or losses) from asset dispositions outside of the normal course of business and any other non-cash gains to the extent included in determining such net income (or net loss).

     "Eligible Receivables" means Receivables that satisfy the Eligibility Criteria, as determined by the Lender Group in its sole and absolute discretion, which determination shall be binding absent bad faith or willful misconduct.

     "Eligibility Criteria" means the criteria and basis for determining whether a Receivable shall be deemed by the Lender Group to qualify as an Eligible Receivable, all as set forth in Exhibit VII hereto, as such Eligibility Criteria may be modified from time to time by the Lender upon written notice to the Authorized Representative of the Borrowers.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained by the Borrowers, the Holdings or any ERISA Affiliate, or with respect to which any of them have any liability.

     "EOB" means the explanation of benefit that identifies the services rendered on account of the Receivable specified therein.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which is under common control with the Borrowers or the Holdings within the meaning of ERISA or which is treated as a single employer with the Borrowers or the Holdings under the Internal Revenue Code of 1986, as amended.

     "Estimation Ratio" means, as of the last day of each month, an amount equal to:

                                      C
                                     ---
                                     ENV
where:

          C   = Collections received by the Lender from obligors on those
                Receivables included in the Borrowing Base during the preceding 180-day period.

          ENV = Expected Net Value of those Receivables included in the
                Borrowing Base and with respect to which, during the preceding 180-day period, final collection has been received or which (without duplication) are, as of the date of measurement, outstanding in whole or in part more than 360 days after the Last Service Date thereof.

     "Event of Default" means any of the events specified in Exhibit V hereto.

     "Excluded Claims" has the meaning set forth in Section 1.11(b).

     "Excluded Taxes" means taxes, duties or charges: (a) upon or determined by reference to the Lender's net income imposed by the jurisdiction that any such Lender is organized or has its principal or registered office, (b) imposed to the extent the Lender was not a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended; (c) imposed as a result of any sale, assignment or other transfer of the Lender's interest in the Loan; and (d) any withholding taxes, to the extent that the Lender is eligible to claim a reduction in or exclusion from such withholding taxes under applicable statutes or tax treaties in effect at the time such withholding taxes are imposed.

     "Expected Net Value" means, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on date of creation thereof, times the Net Value Factor minus any Collections received or other adjustments or allowances posted against such Receivable.

     "Funding Date" means any single Business Day in each week; provided, that there shall not be more than one Funding Date in any single week.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or the rules and regulations of the Securities and Exchange Commission and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" mean Holdings as Guarantor under the Guaranty and David Hall as Guarantor under the Hall Guaranty.

     "Guaranty" means the guaranty, executed by Holdings, of the obligation of the Borrowers to pay the Lender Debt hereunder.

     "Hall Guaranty" means the guaranty executed by David Hall, of the obligation of the Borrowers to pay the Lender Debt hereunder, up to an amount of $1,000,000.

     "Indemnified Party" has the meaning set forth in Section 1.11(b).

     "Initial Funding Date" means the date of the initial Revolving Advance in respect of Receivables hereunder.

     "Interest Payment Date" means the last day of the Interest Period for the applicable Revolving Advance.

     "Interest Period" means the period, with respect to all Loans, commencing on, as the case may be, the borrowing or conversion date with respect to such Revolving Advance and ending one month thereafter; provided, however, that no

Interest Period may be selected that expires later than the Maturity Date; and provided, further, that any Interest Period that begins on the last Business Day of a Month (or on a day for which there is no numerically corresponding day in the Month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a Month.

     "Interest Shortfall" as of any Funding Date, means the amount, if any, of interest that is due and payable and has not otherwise been paid in full.

     "Last Service Date" means, with respect to any Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by a Borrower to the related patient.

     "Lender" has the meaning set forth in the preamble hereto.

     "Lender Debt" means and includes any and all amounts due under the Agreement, including, without limitation, any and all principal, interest penalties, fees, charges, premiums, indemnities and costs owed or owing to the Lender, the Program Manager or the Master Servicer by the Guarantors, the Borrowers or any Affiliate of the Borrowers, arising under or in connection with this Agreement; the Guaranty, the Hall Guaranty, the Pledge Agreement or the Depositary Agreement, in each instance, whether absolute or contingent, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy.

     "Lender Group" means (i) the Lender, the Program Manager and the Master Servicer, and (ii) the Lender's agents and delegates identified from time to time to effectuate this Agreement.

     "Lender Position" has the meaning set forth in Section 5.03.

     "LIBO Rate" means an annualized 30-day interest rate (calculated on the basis of actual days elapsed over a 360-day year) in the London Interbank market, as determined by the Program Manager from time to time.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan" has the meaning set forth in Section 1.01.

     "Lockbox" means the lockbox number 711242 located at KeyBank, National Association, Cincinnati, Ohio 45271-1242, to receive checks and EOB's with respect to Receivables.

     "Lockbox Account" means the lockbox account # 350001006997 at the Lockbox Bank associated with the Lockbox established by the Lender to deposit Collections, including Collections received in the Lockbox and Collections received by wire transfer directly, all as more fully set forth in the Depositary Agreement.

     "Lockbox Bank" means KeyBank, National Association, as lockbox bank under the Depositary Agreement.

     "Loss-to-Liquidation Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                                     DR
                                    ----
                                    AORA

where:

          DR   = The Expected Net Value of all Eligible Receivables which became Defaulted Receivables in the four week period immediately prior to the date of calculation.

          AORA = The average outstanding amount of the Expected Net Value of all Eligible Receivables calculated as the arithmetic average of all daily balances.

     "Master Servicer" means Daiwa Securities America Inc. or any other Person then identified by the Lender to the Borrower as being authorized to administer and service Receivables.

     "Maturity Date" means the earlier of (a) the Scheduled Maturity Date, and
(b) the occurrence of an Event of Default unless such event is waived by the Lender in writing.

     "Material Adverse Effect" means any event, condition, change or effect that (a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of any Borrower, (b) materially impairs the ability of any Borrower to perform its obligations under this Agreement, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available with respect to the Collateral, or (d) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lender under this Agreement.

     "Maximum Permissible Rate" has the meaning set forth in Section 1.13.

     "Month" means a calendar month.

     "Multiemployer Plan" means a plan, within the meaning of Section 3(37) of ERISA, as to which any Borrower or any ERISA Affiliate of any Borrower contributed or was required to contribute within the preceding five (5) years.

     "Net Income" means, for any period, for any Person, the net income (loss) of such Person for such period determined in accordance with GAAP.

     "Net Value Factor" means (i) the historical actual final collections received on the Borrowers' Receivables within 180 days of the Last Service Date of such Receivables, divided by (ii) the gross value of such Receivables.

     "Net Worth" means, at any date of determination, an amount equal to (a) the total assets of the Borrowers minus (b) the total liabilities of the Borrowers.

     "Non-Utilization Fee"has the meaning set forth in Section 1.07(d).

     "Other Corporations" means the Borrowers, their direct and indirect parents or subsidiaries other than the Borrowers.

     "Other Taxes" has the meaning set forth in Section 1.10(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Pledge Agreement" means the Pledge Agreement executed by Holdings whereby the stock of the Borrowers is pledged as collateral security for the payment of the Lender Debt.

     "Primary Servicer" has the meaning set forth in Section 2.01(b).

     "Primary Servicer Responsibilities" means the administration and servicing obligations set forth in Exhibit XI hereto.

     "Principal Shortfall" as of any funding date, means the amount, if any, of principal outstanding which is in excess of the Borrowing Base.

     "Program Manager" means (i) Daiwa Securities America Inc. or (ii) any other Person then identified by the Lender to the Authorized Representative of the Borrowers as being authorized to provide administrative services with respect to the Lender and the Lender's finance, funding and collection of healthcare receivables.

     "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

     "Receivable Information" has the meaning set forth Section 2.01(d).

     "Receivables" means all accounts, general intangibles and other obligations for the payment of money, whether now existing or hereafter arising, owing (or in the case of Unbilled Receivables, to be owing) to the Borrowers, including those arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by the Borrowers, including all rights to reimbursement under any agreements with and payments from Governmental Entities and insurers, together with, to the maximum extent permitted by law, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing and all Proceeds of any of the foregoing.

     "Related Person" means any incorporator, stockholder, Affiliate (other than the Program Manager), agent, attorney, officer, director, member, manager, employee or partner of the Lender or its stockholders.

     "Revolving Advance" has the meaning set forth in Section 1.01.

     "Revolving Commitment" has the meaning set forth in Section 1.02.

     "Scheduled Maturity Date" means August 31, 2001.

     "Securitization" means the sale of Receivables by one or more Borrowers to one of their Affiliates or DH-3 or one of its Affiliates pursuant to a Receivables Purchase and Transfer Agreement, to be entered into by one or more Borrowers and/or one or more of its Affiliates and DH-3 or one of its Affiliates in form and substance reasonably acceptable to the Program Manager.

     "Specified Borrowers" means In-House Medical Resources, Inc., Doctors Rehab & Therapy, Inc., Daily Rehabilitation Institute of Ponte Vedra, Inc. and Gateway Rehab, Inc.

     "Subsidiary" means any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower.

     "Total Interest Expense" means, for any period, the aggregate amount of interest expense (excluding amortization of debt issuance costs) accrued during such period on Debt of the Borrowers, including the interest portion of payments under Capital Leases.

     "Transmission" means the transmission of Receivable Information through computer interface to the Master Servicer, all in a manner satisfactory to the Master Servicer.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant customer or patient, and rights to payment therefor have accrued, but the invoice has not been rendered to the applicable obligor.

     "Written Notice" and "in writing" mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II.

                         CONDITIONS OF REVOLVING ADVANCES

     1. Conditions Precedent on Initial Funding Date. The making of the Loans on the Initial Funding Date is subject to the conditions precedent that the Lender shall have received on or before the Initial Funding Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Lender:

          (a)  A certificate issued by the Secretary of State of the state of
(i) the Holdings' and each Borrower's organization, dated as of a recent date, as to the legal existence and good standing of such Borrower and (ii) each jurisdiction in which the Holdings and each Borrower are qualified to do business as to the good standing of such Borrower.

          (b) Certified copies of (i) the charter and by-laws of the Holdings and each Borrower and resolutions of the Board of Directors of the Holdings and each Borrower approving the Agreement (and in the case of the Holdings, the Guaranty and the Pledge Agreement) and (ii) all documents evidencing other necessary partnership or corporate action and Governmental Entity approvals, if any, with respect to the Agreement.

          (c) A certificate of the Secretary or Assistant Secretary of the Holdings and each Borrower certifying the names and true signatures of the officers of the Holdings or such Borrower authorized to sign on behalf of the Holdings or such Borrower the Agreement and the other Documents to be delivered by such Borrower hereunder.

          (d) Certified copies of the balance sheets of the Holdings and each Borrower as at May 31, 1998, and the related statements of income and expense and retained earnings of the Holdings and each Borrower for the fiscal year then ended, certified in a manner acceptable to the Lender by the chief financial officer of the Holdings and each Borrower, together with a certificate of such chief financial officer that no Material Adverse Effect has occurred since May 31, 1998.

          (e) Executed copies of proper financing statements (showing each Guarantor and each Borrower as debtor and the Lender as secured party) to be duly filed on or immediately after the Initial Funding Date under the UCC of all jurisdictions that the Lender may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

          (f) Releases of, and acknowledgment copies of proper termination statements (Form UCC-2 or UCC-3, as applicable in the relevant jurisdiction), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Guarantor or Borrower in Receivables.

          (g) A certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

          (h) A copy of all of the forms of patient consent of the Borrowers to be signed by each patient for which a Receivable is created which authorizes the demographic and medical information with respect to such patient to be disclosed by the Borrowers to their servicing agents and by such servicing agents to any third party obligors thereon, certified by a Secretary or Assistant Secretary of each Borrower as being true, complete and correct.

          (i) A favorable opinion of counsel for the Borrowers and Guarantors, addressed to the Lender, substantially in the form attached hereto as Exhibit X-A.

          (j) A favorable opinion of counsel for the Borrowers, addressed to the Lender, substantially in the form attached hereto as Exhibit X-B.

          (k) Payment of all costs and expenses (including, but not limited to reasonable attorneys' fees and disbursements) incurred by the Lender Group.

          (l) A duly executed Depositary Agreement, together with evidence satisfactory to the Lender that the Lockbox and the Lockbox Account have been established.

          (m) Affirmation by Duff & Phelps Credit Rating Co. or an equivalent rating agency acceptable to the Lender of the transactions contemplated hereunder.

          (n)  An advisory fee of $75,000.

          (o) An executed copy of the Hall Guaranty, the Guaranty and the Pledge Agreement.

          (p) All bracketed language and blanks contained in the Agreement shall be clarified, completed or otherwise resolved to the satisfaction of the parties hereto.

     2. Conditions Precedent on All Funding Dates. Each Revolving Advance on a Funding Date (including the Initial Funding Date) shall be subject to the further conditions precedent that the Borrowers and the Lender shall have agreed upon the terms of such Revolving Advance and also that:

          (a) The Holdings shall have delivered to the Lender or the Master Servicer, as the case may be, on or prior to such Funding Date, in form and substance satisfactory to the Lender the most recent Borrowing Base Certificate, which shall include completed Receivable Information with respect to the calculation of the Borrowing Base as of preceding such Funding Date (such Receivable Information having been delivered on or prior to the most recent Friday (or next succeeding Business Day)), together with such additional information as may reasonably be requested by the Lender or the Master Servicer;

          (b) On such Funding Date the following statements shall be true (and acceptance of the proceeds of such Revolving Advance shall be deemed a representation and warranty by each Borrower, Holdings and the Primary Servicer that such statements are then true):

               (i) the representations and warranties contained in Exhibits III and VII are correct on and as of the date of such Revolving Advance as though made on and as of such date, and

               (ii) no event has occurred and is continuing, or would result from such Revolving Advance, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (c) The Lender shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III.

                         REPRESENTATIONS AND WARRANTIES

     Each Borrower, Holdings and the Primary Servicer represent and warrant as follows:

          (a) Such Person is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance by such Person of the Agreement and the other Documents to be delivered by it thereunder, (i) are within such Person's powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) its articles of incorporation or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Liens upon or with respect to any of its Properties, other than the interest created by the Agreement or the other Documents. The Agreement and the other Documents have been duly executed and delivered by such Person. Such Person has previously furnished to the Lender a correct and complete copy of its articles of incorporation or by-laws, including all amendments thereto.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by such Person of the Agreement or any other Document to be delivered thereunder.

          (d) The Agreement constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

          (e) Such Person has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Governmental Entities, accreditation agencies and any other Person (including, without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as such Person of healthcare services eligible to perform services participate under Medicare, Medicaid, Champus/Champva, Blue Cross/Blue Shield and other equivalent programs), necessary or required for it
(i) to own the assets (including Receivables) that it now owns, (ii) to carry on its business as now conducted, except where failure to have such permits, licenses, agreements with third-party payors, accreditation and certifications (including, without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as such Person of healthcare services eligible to participate under Medicare, Medicaid, Champus/Champva, Blue Cross/Blue Shield and other equivalent programs) would not have a Material Adverse Effect, and (iii) to execute, deliver and perform the Agreement.

          (f) Such Person has not been notified by any, Governmental Entity or instrumentality, accreditation agency or any other person, during the immediately preceding 24 month period, that such party has rescinded or not

                                    III-1
renewed, or intends to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted by it to such Borrower or to which it and such Borrower are parties.

          (g) As of the Initial Funding Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Lender, and as of each Funding Date, the conditions precedent set forth in paragraph 2 of such Exhibit II shall have been fulfilled or waived in writing by the Lender.

          (h) The balance sheets of each of the Holdings and its Subsidiaries as at May 31, 1998, and the related statements of income and expense, cash flows and retained earnings of the Holdings and its Subsidiaries for the fiscal period then ended, copies of which have been furnished to the Lender, fairly present the financial condition of the Holdings and its Subsidiaries as at such date and the results of the operations of the Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since May 31, 1998, there has been no change in the business, operations, Property or financial or other condition of any Borrower that could reasonably be expected to result in a Material Adverse Effect.

          (i) There is no pending or threatened action or proceeding or injunction, writ or restraining order affecting such Person or any of its Subsidiaries before any court, Governmental Entity or arbitrator that could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Agreement or the other Documents, and such Person (or any Subsidiary) is not currently the subject of, and such Person has no present intention of commencing, an insolvency proceeding or petition in bankruptcy.

          (j) Such Borrower is the legal and beneficial owner of its Receivables and the Collateral free and clear of any Liens; the Lender maintains a valid security interest in the Receivables, the Collateral and in the Collections with respect thereto subject to no third-party claims of interest thereon. No effective financing statement or other instrument similar in effect covering any contract or any Receivable, the Collateral or the Collections with respect thereto is on file in any recording office, except those filed in favor of the Lender relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement has been sent to any other Person.

          (k) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other Document, report and Transmission provided by such Person to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such Document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (l) The principal place of business and chief executive office of such Borrower and the office where such Borrower keeps its records concerning the Receivables are located at the address referred to on the signature page of the Agreement and there have been no other location for the four immediately prior months.


                                    III-2

          (m) Other than as set forth on Schedule III(m), such Borrower has not changed its principal place of business or chief executive office in the last five years.

          (n) The exact name of such Person is as set forth on the signature pages of the Agreement, and except as set forth on such signature pages or
Schedule III(n), such Person has not changed its name in the last five years, and during such period such Person has not used, nor does such Person now use, any fictitious or trade name.

          (o) The Lockbox Account is the only lockbox account maintained by such Borrower and the Lockbox is the only post office box maintained by such Borrower for the receipt of Receivables.

          (p) With respect to such Person or any of its Subsidiaries, there has occurred no event which has or is reasonably likely to be a Material Adverse Effect.

          (q) To the best of such Person's knowledge, such Person is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or Governmental Entity having jurisdiction over such Person which could result in a Material Adverse Effect.

          (r) Such Person has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from such Person. No tax Lien has been filed and is now effective against such Person or any of its Properties. There is no pending investigations of such Person by any taxing authority or any pending but unassessed tax liability of such Person. Such Person has no obligations under any tax sharing agreement.

          (s) Such Person is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; such Person has not incurred debts or liabilities beyond its ability to pay; such Person will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future.

          (t) Each pension plan or profit sharing plan to which such Person is a party has been fully funded in accordance with the obligations of such Person set forth in such plan.

          (u) There are no pending civil or criminal investigations by any Governmental Entity involving such Person or its officers or directors and neither such Person nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

          (v) The primary business of such Borrower is the provision of healthcare services and/or equipment.

          (w) The assets of such Person are free and clear of any Liens in favor of the Internal Revenue Service, any Employee Benefit Plan or the PBGC.

          (x) With respect to each Employee Benefit Plan of such Person, including to such Person's knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with

                                    III-3
its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; none of such Person nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and such Person has any no material unpaid liability for any Employee Benefit Plan.

          (y) None of the Eligible Receivables constitutes or has constituted an obligation of any Subsidiary, or other Person which is an Affiliate of such Borrower.

          (z) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

          (aa) Such Borrower has valid provider identification numbers and licenses to generate the Eligible Receivables.

          (bb) As of the Initial Funding Date, such Person has no Debt other than as set forth on Schedule III hereto.

          (cc) Such Person is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.



                                    III-4

                                   EXHIBIT IV.

                                   COVENANTS

     Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder:

          (a) Compliance with Laws, etc. Each Borrower, Holdings and the Primary Servicer will comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain their corporate existence, rights, franchises, qualifications, and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect.

          (b) Offices, Records and Books of Account. Each Borrower, Holdings and the Primary Servicer will keep their principal place of business and chief executive office and the office where they keep their records concerning the Receivables at the address of such Borrower, Holdings and the Primary Servicer set forth under their names on the signature pages to the Agreement or, upon 30 days' prior written notice to the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Lender or otherwise necessary to protect and perfect the Lender's interest in the Receivables have been taken and completed. Each Borrower, Holdings and the Primary Servicer shall keep their books and accounts in accordance with generally accepted accounting principles. Each Borrower, Holdings and the Primary Servicer shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable) and for providing the Receivable Information.

          (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Borrower, Holdings and the Primary Servicer will, at their expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by them under the contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related contract, and each Borrower, Holdings and the Primary Servicer shall maintain, at their expense, in full operation the lockbox and lockbox account required to be maintained under the Agreement. Holdings, the Primary Servicer and the Borrowers shall not do anything to impede or interfere with the collection by the Lender or the Master Servicer,
on behalf of the Lender, of the Receivables.   Each Receivable that is an
Unbilled Receivable will be, or has been, billed and mailed to the Obligor of such Receivable within 45 days of the Last Service Date.

          (d) Notice of Breach of Representations and Warranties. The Primary Servicer, Holdings or any Borrower shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Lender and the Master Servicer of any breach of covenants or representations and warranties by such Person (or in the case of Holdings and the Primary Servicer and any Borrower) hereunder, including, without limitation, upon discovery of a breach of the criteria set forth in Exhibit VII hereof.

          (e) Sales, Liens, etc. No Borrower shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or incur, create, assume, or suffer to exist any Liens on any of the Collateral whether now owned or hereafter acquired except (i) up to $100,000 by the Borrowers in the aggregate in any fiscal year, in the ordinary course of business, (ii) mergers exclusively among the Borrowers, or (iii) upon written consent of the Lender.

          (f) Extension or Amendment of Receivables. No Borrower shall amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Receivable.

          (g) Change in Business or Credit and Collection Policy. The Primary Servicer, Holdings and the Borrowers shall not make any change in the Credit and Collection Policy or make any change in the character of its business that, in either event, could result in a Material Adverse Effect. The Primary Servicer, Holdings, and the Borrowers shall not make any other changes in the Credit and Collection Policy without the prior written consent of the Lender.

          (h) Audits and Visits. Each Borrower, Holdings and the Primary Servicer shall at any time, and from time to time, during regular business hours, and upon two days notice (provided that during the continuation of any Default or Event of Default no such notice shall be required), as requested by the Lender, permit the Lender, or its agents or representatives (including the Master Servicer), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Person relating to Receivables including, without limitation, the related contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables or such Person's performance hereunder or under the contracts with any of the officers or employees of such Person having knowledge of such matters. Each Borrower, Holdings and the Primary Servicer shall permit the Master Servicer to have at least one of its agents or representatives physically present in such Person's administrative office during normal business hours to assist such Person in performing its obligations under the Agreement, including its obligations with respect to the collection of Receivables pursuant to Article I of the Agreement.

          (i) Change in Payment Instructions. None of the Authorized Representative of the Borrowers, the Primary Servicer, Holdings or any Borrower shall terminate the Lockbox or the Lockbox Account or make any change or replacement in the instructions contained in any notice to the payor of any Receivable, in the Standing Revocable Instruction referred to in the Depositary Agreement or otherwise, or regarding payments to be made to each such Person, the Lender or the Master Servicer, except upon the prior and express direction of the Program Manager or the Lender.

          (j) Deposits to the Lockbox Account. At all times, (i) each Borrower shall deposit, or cause to be deposited, all Collections of Designated Receivables to the Lockbox Account and (ii) no Borrower shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Lockbox Account cash or cash proceeds other than Collections of Designated Receivables.

          (k) Reporting Requirements. The Holdings shall provide to the Lender (in multiple copies, if requested by the Lender) the following:

               (i) on or before the 15th calendar day of each month (or if such day is not a Business Day, the immediately following Business Day), a Borrowing Base Certificate together with the Receivable Information (to be sent by Transmission);

               (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Holdings and its Subsidiaries, balance sheets of the Holdings and its Subsidiaries as of the end of such quarter and statements of income, cash flows and retained earnings of the Holdings and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Holdings and its Subsidiaries;

               (iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Holdings and its Subsidiaries, a copy of the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for the Holdings and its Subsidiaries, containing consolidated financial statements for such year audited by a nationally recognized independent public accounting firm reasonably acceptable to the Lender;

               (iv) on or before the 15th of each month, monthly and year-to-date statistical and financial reports, including volume and time business reports (to be requested by the Lender) and unaudited profit and loss reports, from the chief financial officer of Holdings and its Subsidiaries;

               (v) as soon as possible and in any event within five days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Holdings and its Subsidiaries setting forth details of such Event of Termination or event, and the action that the Holdings and its Subsidiaries have taken and propose to take with respect thereto;

               (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Holdings or any Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Holdings or any Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Holdings or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Holdings and/or any such Affiliate in excess of $100,000;

               (vii) at least ten Business Days prior to any change in the Primary Servicer's, Holdings' or any Borrower's name, a notice setting forth the new name and the proposed effective date thereof;

               (viii) immediately (and in no event later than one Business Day following actual knowledge thereof), written notice in reasonable detail, of (w) any Lien asserted or claim made against a Receivable or any of the Collateral, (x) the occurrence of a Servicer Termination Event, (y) the occurrence of any other event which is a Material Adverse Effect or (z) any cost report or similar audits being conducted by any Governmental Entity or its agents or designees;

               (ix) within 90 days after the end of each fiscal year of Holdings and its Subsidiaries, a certificate of the independent certified public accountants to Holdings and its Subsidiaries (x) stating that to their knowledge no Event of Termination, including those listed in subsections (f),
(l), (m), (n), (o), (aa), (cc), (dd) and (ee) of Exhibit V, has occurred and exists as of the end of the subject fiscal year under this Agreement, or if in their opinion such an Event of Termination has occurred and is continuing, a statement as to the nature thereof, and (y) confirming the calculations set forth in the officer's certificate previously delivered to such independent public accountants, which officer's certificate shall be simultaneously delivered therewith;

               (x) at least 30 days prior to the commencement of each fiscal year, an operating plan (together with a complete statement of the assumptions on which such plan is based) of the Holdings and its Subsidiaries approved by the Board of Directors of each of the Holdings and its Subsidiaries, which operating plan will include monthly budgets for the prospective year in reasonable detail acceptable to the Lender and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

               (xi) promptly upon receipt thereof, a copy of any management letter or written report submitted to the Holdings and its Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of the Holdings and its Subsidiaries;

               (xii) immediately upon the commencement thereof, written notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting the Primary Servicer, Holdings or any Borrower which, if determined adversely to the Primary Servicer or such Borrower, could result in a Material Adverse Effect;

               (xiii) promptly after the furnishing thereof, copies of any statement or report furnished by the Primary Servicer, Holdings or any Borrower to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to this Agreement;

               (xiv) as soon as possible and in any event within five (5) days after becoming aware of the occurrence thereof, written notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

               (xv) as soon as available, one copy of each financial statement, report, notice or proxy statement sent by Holdings or any Borrower to its shareholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Holdings or any Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and all press releases and other statements made available by Holdings or any Borrower to the public concerning developments in the business (including, without limitation, the issuance of tax-exempt indebtedness) of Holdings, such Borrower or any Subsidiary;

               (xvi) within the sixty (60) day period prior to the end of each fiscal year of the Holdings and the Borrowers, a report satisfactory in form to the Lender, listing all material insurance coverage maintained as of the date of such report Holdings and by the Borrowers and all material insurance planned to be maintained by Holdings and the Borrowers in the subsequent fiscal year; and

               (xvii) such other information respecting the Receivables, the Collateral or the condition or operations, financial or otherwise, of the Primary Servicer, Holdings and the Borrowers or any of their Subsidiaries as the Lender may from time to time reasonably request.

          (l) Notice of Proceedings; Overpayments. The Primary Servicer shall promptly notify the Master Servicer (and modify the next Borrowing Base Certificate to be delivered hereunder) in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted with respect to any Receivable. The Borrowers shall make all payments to prevent offsetting any earlier overpayment to the Borrowers against any amounts owing on any Receivables.

          (m) Further Instruments, Continuation Statements. The Borrowers, Guarantors and the Primary Servicer shall, at their expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Lender may reasonably request, from time to time, in order to perfect, protect or more fully evidence the assignment as security of the Receivables, or to enable the Lender or the Program Manager to exercise or enforce the rights of the Lender hereunder or under the Receivables. Without limiting the generality of the foregoing, the Borrowers and Guarantors will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. The Borrowers and Guarantors hereby authorize the Program Manager, upon two Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Receivables now existing or hereafter arising without the signature of the relevant Borrower or Guarantor where permitted by law. If the Primary Servicer, Holdings or any Borrower fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Borrowers.

          (n) Taxes. The Holdings and the Borrowers shall pay any and all taxes relating to the transactions contemplated under this Agreement.

          (o) Deviation from Terms of Receivable, etc. The Primary Servicer, Holdings and the Borrowers shall not, without the prior written consent of the
Lender:

               (i) compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend or otherwise modify, or otherwise permit or agree to any deviation from, the terms and conditions of any Receivable, or amend, modify or waive any term or condition of any contract related thereto;

               (ii) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Receivable or (y) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in Holdings' or the Borrowers' records;

               (iii)  alter or modify (x) their claims processing system, or
(y) their third party billing system, as applicable; or

               (iv) change, modify or rescind any direction contained in any previously delivered Notice.

          (p) Merger, Consolidation. Neither Holdings nor any Borrower shall merge with or into or consolidate with or into, another Person, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) except for mergers and consolidations among the Borrowers or upon the written consent of the Lender.

          (q) No "Instruments". The Primary Servicer, Holdings and the Borrowers shall not take any action which would allow, result in or cause any Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

          (r) Preservation of Corporate Existence. Each Borrower and Holdings shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Lender or the Program Manager or their ability of to perform their respective obligations hereunder.

                                   EXHIBIT V.


                               EVENTS OF DEFAULT

     Each of the following shall be an "Event of Default":

          (a) The Borrowers shall default in the due and punctual payment of the principal of the Loans, when and as the same shall become due and payable (except that the Borrowers shall have up to ten (10) Business Days to cure such a default with respect to a Borrowing Base Deficiency) whether pursuant to Section 2 hereof, at maturity, by acceleration or otherwise.

          (b) The Borrowers shall default in the due and punctual payment of any installment of interest on any of the Loans or any other Lender Debt or of any fee or expense owing to the Lender pursuant to any of the Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for five (5) Business Days.

          (c) The Primary Servicer shall fail to perform or observe any term, covenant or agreement included in the Primary Servicer Responsibilities and such failure shall remain unremedied for five (5) Business Days.

          (d) The Primary Servicer, any Guarantor or any Borrower (other than defaults by the Specified Borrowers that do not, in the aggregate, constitute a Material Adverse Effect) shall default in the performance or observance of, or shall occur under, any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Lender in connection with or pursuant to this Agreement or any Lender Debt, and such default continues for a period of thirty days (or, in the case where agreements and covenants contained in any Document provide for a grace period that is less than thirty days, continuance of a default for such shorter period) after there has been given Written Notice of such default to the Authorized Representative of the Borrowers by the Lender; or if this Agreement or any other Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Lender.

          (e) Any representation or warranty made or deemed made by any Borrower (other than representations and warranties made by the Specified Borrowers that, if proven to be incorrect or untrue, would not, in the aggregate, constitute a Material Adverse Effect; and other than with respect to the eligibility of Receivables as Eligible Receivables hereunder) under or in connection with the Agreement or any information or report delivered by the pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

          (f) Any Borrower or any of their Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $100,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

          (g) This Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected first priority security interest in the Receivables, the Collateral and the Collections with respect thereto free and clear of all Liens; provided, however, that the Borrowers shall have five (5) Business Days to cure any Default occurring under this subsection (g) caused by any Person other than the Borrowers, Holdings and any Affiliate of Borrowers or Holdings.

          (h) The Borrowers shall fail to enter into a Securitization, or other financing arrangement of Holdings and/or the Borrowers with the Lender, by November 26, 1998.

          (i) Any Borrower or Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or any Borrower or Guarantor shall take any action to authorize any of the actions set forth above in this paragraph (i).

          (j) There shall have occurred any change in the financial condition or operations of the Borrowers since May 31, 1998 that has resulted in a Material Adverse Effect.

          (k) The Borrowers shall have consummated, or have entered into any transaction or executed any document which contemplates or is intended to result in the consummation of (i) the merger or consolidation of the Borrowers, (ii) the acquisition of all or a substantial portion of the assets of any Person, (iii) the transfer, sale, assignment, lease or other disposition of all or a substantial portion of the Collateral or the Borrowers' assets or Properties, (iv) a change in the general nature of the Borrowers' business, or (v) the sale of a controlling interest, directly or indirectly, in the Borrowers, in each case which, in the aggregate, involves greater than 20% of the then aggregate net worth of the Borrowers at such time, unless expressly permitted elsewhere in the Agreement.

          (l) The Estimation Ratio shall be less than 90% for any two 180-day periods (which may be overlapping) within any 18-month period.

          (m)  The Loss-to-Liquidation Ratio in any four week period exceeds
10%.

          (n) The arithmetic average of the Loss-to-Liquidation Ratios in any three consecutive four week periods exceeds 10%.

          (o)  The Delinquency Ratio in any four week period exceeds 20%.

          (p) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $50,000 in the aggregate against the Borrowers remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days or more.

          (q) Any Governmental Entity (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of any Borrower or Guarantor other than a Lien (i) that is limited by its terms to assets other than Receivables and (ii) that does not result in a Material Adverse Effect.

          (r) The Borrowers shall fail to discharge within a period of forth-five (45) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $50,000 against any of their Properties.

          (s) The Borrowers do not maintain, keep, and preserve all of the Collateral and their Properties necessary or useful in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

          (t) The Borrowers do not pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on them or their income or profits or any of the Collateral and their Property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of the Collateral and their Property, unless the same is being contested in good faith by such Borrower and adequate reserves have been taken by the Borrowers in accordance with GAAP.

          (u) The Borrowers do not keep insured by financially sound and reputable insurers all the Collateral and their Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this Subsection (u) shall provide that it will not be canceled, amended, or reduced except after not less than thirty (30) days' prior written notice to the Lender and shall also provide that the interests of the Lender shall not be invalidated by any act or negligence of the Borrowers. The Borrowers do not advise the Lender promptly of any policy cancellation, reduction, or amendment. Any insurance policy for property, casualty, liability and business interruption coverage for the Borrowers do not name the Lender as loss payee (as the Lender's interests may appear) or an additional insured, as appropriate.

          (v) Any Borrower, Holdings or the Primary Servicer does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.

          (w) Any Borrower, Holdings or the Primary Servicer does not comply in all material respects with (i) any document directly relating to the responsibilities of such Person under the Agreement or (ii) any agreement, contract, or instrument that results in a Material Adverse Effect.

          (x) Any Borrower does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

          (y) The Borrowers incur, create, assume, or permit to exist any Lien upon any of the Collateral or their Property or revenues, whether now owned or hereafter acquired, except:

               (i) the Lien on Receivables in favor of the Lender pursuant to this Agreement;

               (ii) obsolete or worn out Property (including fixed assets) disposed of in the ordinary course of business;

               (iii) the sale or transfer of inventory or equipment in the ordinary course of business;

               (iv) transfers resulting from any casualty or condemnation of Property;

               (v) any sale or other transfer, in any single transaction or series of related transactions, for cash, of any Property or business not to exceed $100,000 in the aggregate;

               (vi) any sale or other transfer of any Property constituting fixed assets for cash, provided that the aggregate net cash proceeds of the sales and transfers made pursuant to this subsection do not exceed $250,000 in any fiscal year; and

               (vii) licenses or sublicenses of intellectual property and leases or subleases of other personal Property in the ordinary course of business.

          (z) Any Borrower or Holdings engages in any line or lines of business activity other than the businesses in which it is engaged on the date hereof or for which it has obtained the express written consent of the Lender to engage in.

          (aa) The Borrowers permit their consolidated tangible Net Worth, calculated at the end of each fiscal quarter of the Borrowers, to be less than $3,000,000.

          (bb)  [Intentionally Omitted.]

          (cc) The Borrowers permit their consolidated Accounts Receivable Turnover, calculated as of the end of each fiscal quarter of the Borrowers for the four fiscal quarters of the Borrowers then most recently ended, to be more than 180 days.

          (dd) The Borrowers permit the ratio of EBITDA to Debt Service to be less than 1.5:1.00 at any time.

          (ee) The Borrowers permit the ratio of current assets to current liabilities (both determined in accordance with GAAP) to be less than 1.10:1.00.

          (ff) The Borrowers sell, lease, assign, transfer, or otherwise dispose of any of their Property, except as permitted or contemplated under this Agreement.

          (gg) Any Borrower or Holdings declares or makes any Distribution, unless both prior and subsequent to the effectiveness of such proposed Distribution, (i) no Event of Default is continuing, (ii) such Distribution is in full compliance with applicable law, including the law of the State of Delaware as in effect at such time, and (iii) the Borrower or Holdings and the recipient of such Distribution have taken all necessary and appropriate corporate action to effectuate such Distribution.

          (hh) If, at any date, the aggregate Expected Net Value of all Delinquent Receivables that became Delinquent during the prior 3 months is in excess of 20% of the aggregate Expected Net Value of all Receivables included in the Borrowing Base by the Borrowers to the Lender during the prior 3 months (regardless of whether the Denied Receivables are reassigned by the Borrower pursuant to Article IV of the Agreement).

          (ii) As of any date after the Initial Funding Date, (i) the dollar-weighted average days outstanding with respect to all outstanding Eligible Receivables on such date and on the same day of each of the two preceding Months (or if there is no corresponding day in any such preceding month, the last day of such month) is greater than 120 days, or (ii) the average over the preceding 90-day period of the dollar-weighted average days outstanding with respect to all outstanding Eligible Receivables on each day during such period is greater than 110 days.

          (jj) As of any date, after the Initial Funding Date more than 25% of all outstanding Eligible Receivables are aged more than 120 days but less than 181 days from the respective Last Service Dates of such Eligible Receivables.

          (kk) The Primary Servicer, Holdings and the Borrowers shall fail to create and implement a Credit and Collection Policy acceptable to the Lender by November 30, 1998.

          (ll) Executed UCC-3 termination statements are not either filed or delivered to the Lender or its counsel for filing (x) by Tuesday, September 8, 1998 with respect to the UCC-1 financing statements filed by Star Bank, National Association (or its predecessor) and Total Rehab South, Inc. and (y) by Thursday, September 17, 1998 with respect to the UCC-1 financing statement filed by Community Hospital of Anderson and Madison County.

          (mm) The merger between RT Group, Inc. and In-House Rehab, Inc. shall not have been consummated, and evidence thereof provided to the Lender or its counsel by Wednesday, September 16, 1998.

          (nn) The Borrowers permit the ratio of EBITDA to interest expense, calculated on a rolling four quarter basis, to be less than 2.00:1.00; provided, however, that for the purposes of calculating this ratio, the Borrowers shall be permitted to exclude the one time charge of $632,000 associated with writing off the Receivables owed by Chartwell Healthcare.

                                   EXHIBIT VI.

                             RECEIVABLE INFORMATION

     The following information shall be provided by the Primary Servicer to the Master Servicer with respect to each Receivable, as appropriate, together with such other information and in such form as may reasonably be requested from time to time by the Master Servicer (the "Receivable Information"):

          (i) patient demographic information (i.e., patient's age, sex, occupation, diagnosis and residence);

          (ii) insured party demographic and other policy-related information (i.e., insured party's age, sex, occupation and residence);

          (iii) services classification information (i.e., D.R.G. and other like information established by Borrowers from time to time to classify services rendered at the Borrowers' institutions);

          (iv) other information provided in the ordinary course of business pursuant to any agreement, contract or other arrangement with respect to such Receivable; and

          (v) billing information (i.e., all information provided by a Borrower on invoices to Obligors and any other information required to be provided pursuant to the Credit and Collection Policy and, to the extent the Transmission will not be via computer interface, including a copy of the admitting face sheet, UB 82/UBF/1500 Form and a detailed copy of the bill).

                                 EXHIBIT VII.


                             ELIGIBILITY CRITERIA

     The following shall constitute the eligibility criteria for acceptance of Receivables for financing and inclusion in the Borrowing Base under the Agreement (the "Eligibility Criteria"):

          (a) The information provided by the Primary Servicer with respect to such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Lender are true and correct. The Borrowers have, or have the right to use, valid provider identification numbers and licenses, if any, that are necessary to generate valid Receivables. Except with respect to Unbilled Receivables the Borrowers have billed the applicable obligor and all information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the obligor to the Borrowers or the Borrowers have or will promptly provide the same, and if any error has been made with respect to such information, the Borrowers will promptly correct the same and, if necessary, rebill such Receivable.

          (b) There is no basis for any Governmental Entity to assert an offset against the Borrowers.

          (c) Such Receivable (i) is payable, in an amount not less than its Expected Net Value, (ii) is based on an actual and bona fide rendition of services or sale of goods to the patient by the Borrowers in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States, (iv) is an account receivable or general intangible within the meaning of the UCC of the state in which the relevant Borrower has its principal place of business, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper, and (v) shall be subject to a patient consent form approved by the Lender and executed by the applicable patient.

          (d) Such Receivable (i) is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination, (ii) is not past, or within 60 days of, the statutory limit for collection or is not aged more than 180 days from its Last Service Date, or (iii) was not billed on a date more than 45 days after the Last Service Date.

          (e) The Borrowers have no guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Lender, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other person. The fees for services which are subject to limitations imposed by worker's compensation regulations or by contracts for reimbursement do not exceed the limitations so imposed, and each Receivable for which the fees are so restricted is clearly identified as being subject to such restriction.

          (f) The goods or services provided and reflected by such Receivable were medically necessary for the patient, and the patient has received such goods or services.

                                    VII-1

          (g) The fees charged for the goods or services constituting the basis for such Receivable are consistent with the usual, customary and reasonable fees charged by other similar medical goods or service providers for the same or similar goods or services in the relevant Borrower's community and in the community in which the patient resides. The fees for services which are subject to limitations imposed by worker's compensation regulations or by contracts for reimbursement from do not exceed the limitations so imposed, and each Receivable for which the fees are so restricted is clearly identified as being subject to such restriction.

          (h) The obligor of such Receivable is (i) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (ii) located in the United States, and (iii) one of the following: (x) a Person which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield) issuing health or other types of insurance, employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations or any other similar person, (y) a state, an agency or instrumentality of a state or a political subdivision of a state, or (z) the United States of America or an agency or instrumentality of the United States of America.

          (i) The financing of such Receivables hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Borrowers.

          (j) Each contract or other instrument with respect to any Receivable (i) does not contain any provision prohibiting the grant of a security interest in such payment obligation, (ii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the parties thereto in accordance with its terms, (iii) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

          (k) No consents by any third party to the sale of such Receivable are required other than consents previously obtained in writing by the Borrowers, a copy of such consents having been provided to the Lender.

          (l) The inclusion of such Receivable in the Borrowing Base would not increase the fraction expressed as a percentage where (i) the numerator is the sum of the then outstanding principal amount of Eligible Receivables for any obligor (or group of obligors) listed below included in the Borrowing Base, and (ii) the denominator is the Borrowing Base for all Receivables, above the corresponding maximum percentage listed below:


                                    VII-2

                                                  Maximum
                 Obligor                         Percentage

                 Medicare                           50%
                 Medicaid                           75%
                 Blue Cross/Blue Shield             25%
                 Commercial/Managed Care           100%
                 Any Individual Facility             4%
                 Any Facility Group                 25%

          (m) Unless specifically verified and accepted by the Master Servicer or Program Manager, no single Eligible Receivable has an Expected Net Value greater than $500,000 for outpatient services.

          (n) No prior sale or assignment of security interest has been made with respect to or granted in any Eligible Receivable.


                                    VII-3

                                 EXHIBIT VIII

                       FORM OF BORROWING BASE CERTIFICATE

                                DAIWA HEALTHCO-3 LLC
                                Borrowing Base Report

Report Submission Date:[_____________]
As of Date:[______________]

1)     Beginning A/R Balance (from Previous Report)
2)     Additions:
a)     New billings
b)     Late Charges/Adjustments
       Total Additions
3)     Deductions:
a)     Collections
b)     Contractual/Discounts
c)     Transfers to Bad Debt
d)     Other Discounts/Adjustments
       Total Deductions

4)     Accounts Receivable Balance

5)     Less:  Ineligible Collateral
a)        Over 180 Days
b)        In Excess of Concentration Limits
       Total Ineligible Collateral

6)     Total Eligible Collateral (Gross)
7)     Estimated Net Value %     100%
8)     Total Eligible Collateral (Net)
9)     Less:  Unposted Cash
10)    Adjusted Net Eligible Collateral
11)    Advance Rate Percentage     85%
12)    Maximum Loan Availability on Collateral
13)    Maximum Loan Availability per Agreement     $5,000,000
14)    TOTAL LOAN AVAILABILITY (LESSOR OF 12 OR 13)
15)    Outstanding Loan Balance Prior Report

16)    Less Collections (Net Cash)
17)    Plus Draws Since Prior Report
18)    Interest Due/Fees
19)    Additional Advance Requested

20)    LOAN BALANCE THIS REPORT

21)    NET AVAILABILITY (14. Minus 20.)


The undersigned represents and warrants that the foregoing information is true, complete and correct and that the collateral reflected herein complies with the conditions, terms, warrantees, representations and covenants set forth in the Loan and Security Agreement between the undersigned and DAIWA HEALTHCO-3 LCC and any supplements and amendments, if any, thereto (the "Agreement"). The undersigned promises to pay to DAIWA HEALTHCO-3 LCC the new loan balances reflected above, plus interest, as set forth in the Agreement.


                                    VIII-1

IN-HOUSE REHAB CORPORATION

By:_____________________________     Date:[____________]
   Name:



                                    VII-2

                                  EXHIBIT IX

                          IN-HOUSE REHAB CORPORATION
                             325 West Main Street
                         Waterfront Plaza, Suite 1400B
                            Louisville, KY 40202

                              August __, 1998

KeyBank, National Association
525 Vine Street
6th Floor
Cincinnati, OH 45202
Attention: Mark Mullin

          Re:  Account Number [                     ]

Gentlemen:

     Reference is made to your arrangements with In-House Rehab Corporation ("In-House") concerning box #[box number], [address] (the "Lockbox") and account number [account number] (the "In-House Account"). Any and all checks, instruments, cash and other amounts delivered to the Lockbox shall, subject to the terms and conditions set forth herein, be disbursed by you only as follows:

     1. Any and all checks, instruments, cash or other amounts delivered (including, without limitation, any such checks, instruments, cash and amounts delivered by In-House, In-House Rehab, Inc., In-House Medical Resources, Inc., RT Group, Inc., Doctors Rehab & Therapy, Inc., Daily Rehabilitation Institute of Ponte Vedra, Inc., Gateway Rehab, Inc., In-House Rehab Partners, LLC, Perennial Health Management, Inc. and Rehab Tools, Inc., ) to the Lockbox (the "In-House Funds"), shall be deposited into the In-House Account on the business day of their delivery. Under no circumstances shall the In-House Funds be commingled with any other checks, instruments, cash or other amounts, nor shall any checks, instruments, cash or other amounts other than the In-House Funds be deposited into the In-House Account;

     2. Each business day, as set forth below or pursuant to further instructions by Daiwa Securities America Inc. ("Daiwa"), you shall transfer all funds from the In-House Account to the account set forth in the following wire transfer instructions: [bank], ABA Number: [ABA number], Account Name:[account name].

     The instructions set forth in paragraphs 1 and 2 above may be changed or otherwise modified only by the delivery to you of a written notice signed by Daiwa. You shall not honor instructions from anyone other than Daiwa, nor shall anyone other than Daiwa be granted access to the Lockbox or the In-House Account.

     Each of the signatories of this letter shall be deemed to be a beneficiary of this letter. This letter may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN-HOUSE REHAB CORPORATION

By:_______________________________
   Name:
   Title:

IN-HOUSE REHAB, INC.

By:_______________________________
   Name:
   Title:

GATEWAY REHAB, INC.

By:_______________________________
   Name:
   Title:

IN-HOUSE REHAB PARTNERS, LLC

By:_______________________________
   Name:
   Title:

PERENNIAL HEALTH MANAGEMENT, INC.

By:_______________________________
   Name:
   Title:

DAILY REHABILITATION INSTITUTE OF PONTE VEDRA, INC.

By:_______________________________
   Name:
   Title:

IN-HOUSE MEDICAL RESOURCES, INC.

By:_______________________________
   Name:
   Title:

RT GROUP, INC.

By:_______________________________
   Name:
   Title:

DOCTORS REHAB & THERAPY, INC.

By:_______________________________
   Name:
   Title:

REHAB TOOLS, INC.

By:_______________________________
   Name:
   Title:

DAIWA SECURITIES AMERICA INC.

By:________________________________
   Name:
   Title:

Accepted and acknowledged as of
this ____ day of August, 1998:

KEYBANK, NATIONAL ASSOCIATION


By:_________________________
   Name:
   Title:

                                 EXHIBIT X-A

                              Opinion of Counsel

                             See Opinion of Tab ____.

                                  EXHIBIT X-B

                        Form of Patient Consent Opinion


                                 To be delivered.

                                  EXHIBIT XI

                      PRIMARY SERVICER RESPONSIBILITIES

     The Primary Servicer shall be responsible for the following administration and servicing obligations (the "Primary Servicer
Responsibilities") which shall be performed by the Primary Servicer on behalf of the Borrower until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 2.01(e) or 3.02(a) of the
Agreement:

     (a) Servicing Standards and Activities. The Primary Servicer agrees to administer and service its Receivables (i) to the extent consistent with the standards set forth in clauses (b) (i) through (iv) below, with the same care that it exercises in administering and servicing similar receivables for its own account, (ii) within the parameters of the Credit and Collection Policy,
(iii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and
(iv) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit XI in which case the provisions of paragraph (b) shall control. The Primary Servicer shall establish and maintain electronic data processing services for monitoring, administering and collecting the Receivables in accordance with the foregoing standards and shall, within five
(5) Business Days of the deposit of any checks, other forms of cash deposits, EOB's or other written matter into a Lockbox, post such information to its electronic data processing services.

     (b)  Parameters of Primary Servicing.  The Primary Servicer
Responsibilities shall be performed within the following parameters:

          (i) Subject to the review and authority of the Lender or the Master Servicer and except as otherwise provided herein, the Primary Servicer shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Receivables. Without limiting the generality of the foregoing, the Primary Servicer shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement.

          (ii) Neither the Primary Servicer nor any Borrower shall change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Lender.

          (iii) The Primary Servicer will be responsible for monitoring and collecting the Receivables, including, without limitation, contacting obligors that have not made payment on their respective Receivables within the customary time period for such obligor, and resubmitting any claim rejected by an obligor due to incomplete information.

          (iv) If the Primary Servicer determines that a payment with respect to a Receivable has been received directly by a patient or any other Person, the Primary Servicer shall promptly advise the Lender, and shall promptly demand that such patient or other Person remit and return such funds. If such funds are not promptly received by the the Primary Servicer or applicable Borrower, the Primary Servicer or such Borrower shall take all reasonable steps to obtain such funds.

          (v) Notwithstanding anything to the contrary contained herein, neither the Primary Servicer nor any Borrower may amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Receivable in any material respect without the prior consent of the Lender.

     (c) Aged Term Servicing. The parties hereby agree that at such time as any Receivable is unpaid for more than 270 days after the Last Service Date, the the Primary Servicer or applicable Borrower shall, upon the request of the Lender, turn over all of its Primary Servicer Responsibilities under this Agreement with respect to such Receivable to a successor servicer selected by the Lender, and such servicer shall thereafter service such Receivable.

     (d) Termination of Primary Servicer Responsibilities; Cooperation. Upon the replacement of the Primary Servicer in accordance with the terms of this Agreement, the Primary Servicer shall immediately transfer to a successor servicer designated by the Lender all records, computer access and other information as shall be necessary or desirable, in the judgment of such successor servicer, to perform such responsibilities. The Primary Servicer and each Borrower shall otherwise cooperate fully with such successor servicer.

                                  EXHIBIT XII

                         FORM OF BORROWERS' CERTIFICATE



Daiwa Healthco-3 LLC
Two Wall Street
New York, New York 10005


Ladies and Gentlemen:

          The undersigned refers to the Loan and Security Agreement, dated as of _____________ __, 1998 (as the same may be amended, supplemented, restated, or modified from time to time, the "Loan Agreement") between In-House Rehab, Inc., In-House Medical Resources, Inc., RT Group, Inc., Doctors Rehab & Therapy, Inc., Daily Rehabilitation Institute of Ponte Vedra, Inc., Gateway Rehab, Inc., In-House Rehab Partners, LLC and Perennial Health Management, Inc., as Borrowers (each a "Borrower" and collectively, the "Borrowers"), In-House Rehab Corporation as Primary Servicer and Guarantor and Daiwa Healthco-3 LLC as Lender (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     In accordance with Section 1.03 of the Loan Agreement the Borrower hereby gives you irrevocable notice that the undersigned requests a Revolving Advance under the Loan Agreement, and in connection therewith sets forth below the information relating to such Advance as required by Section 1.03 of the Loan
Agreement:

     Proposed Revolving Advance:

          (i) The Funding Date of such Revolving Advance is requested to be _______ __, 199_;

          (ii) The amount of the Revolving Advance is requested to be $_______________; and

          (iii)     Attached is the Borrowing Base Certificate delivered to
you on the immediately prior [    Day   ].

     The Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Revolving Advance:

          (A) the representations and warranties contained in Exhibits III and IV of the Loan Agreement are and will be true and correct, both before and after giving effect to the Revolving Advance requested herein and to the application of the proceeds thereof, as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

          (B) no event has occurred and is continuing, or would result from the Revolving Advance requested herein or from the application of the proceeds thereof that constitutes or an Event of Default; and


                                    XII-1

          (C) the aggregate outstanding principal amount of the Revolving Advances after giving effect to the Revolving Advance requested herein is not in excess of the lesser of the Revolving Commitment and the Borrowing Limit.



Very truly yours,

IN-HOUSE REHAB, INC.
IN-HOUSE MEDICAL RESOURCES, INC.
RT GROUP, INC.
DOCTORS REHAB & THERAPY, INC.
DAILY REHABILITATION INSTITUTE OF
  PONTE VEDRA, INC.
GATEWAY REHAB, INC.
IN-HOUSE REHAB PARTNERS, LLC
PERENNIAL HEALTH MANAGEMENT, INC.


By:______________________________________
   Name:





                                    XII-2

                                  SCHEDULE I

                             ADDRESSES FOR NOTICE

If to the Program Manager:     Daiwa Securities America Inc.
                               Financial Square
                               32 Old Slip
                               New York, New York 10005-3538
                               Attention:  Isaac Soleiman
                               Tel:     (212) 612-6289
                               Fax:     (212) 612-7122

If to the Master Servicer:     Daiwa Securities America Inc.
                               Financial Square
                               32 Old Slip
                               New York, New York  10005-3538
                               Attention:  Isaac Soleiman
                               Tel:     (212) 612-6289
                               Fax:     (212) 612-7122

If to Primary Servicer
 & Guarantor:                  In-House Rehab Corporation
                               325 West Main Street
                               Suite 1400B
                               Louisville, Kentucky 40202
                               Attention: Robert J. Babine
                               Tel: (502) 568-8923
                               Fax: (502) 585-2358

If to Borrower:                In-House Rehab, Inc.
                               325 West Main Street
                               Suite 1400B
                               Louisville Kentucky 40202
                               Attention Robert J. Babine
                               Tel: (502) 568-8923
                               Fax: (502) 585-2358

                                  SCHEDULE II

                          CREDIT AND COLLECTION POLICY

                               [To be delivered.]

                                 SCHEDULE III

                                 INDEBTEDNESS

Other than indebtedness that has been incurred in the ordinary course of business which is listed below as "Trade Payables" and Debt incurred hereunder, the following is a schedule of the Borrowers' Debt:


                              Principal      Interest         Total

Star Bank                   $2,865,657.19   $ 20,408.84   $2,886,066.03
First Midwest, NA           $  853,678.00       -         $  853,678.30

Trade Payables

In-House Rehab, Inc.                         $115,261.09
Daily Rehabilitation Institute of
  Ponte Vedra, Inc.                          $     (1.05)
RT Group, Inc.                               $  7,773.64
In-House Partners, LLC                       $  6,556.00
Doctors Rehab & Therapy, Inc.                $    378.90
Gateway Rehab, Inc.                          $140,533.16

                               SCHEDULE III(m)

                    CHANGES IN PRINCIPAL PLACE OF BUSINESS


In February, 1997 each of Holdings, In-House Rehab, Inc., In-House Medical Resources, Inc. and RT Group, Inc. relocated their principal place of business from 9505 Williamsburg Plaza, Louisville, Kentucky 40222 to its location on the date hereof.

                                 SCHEDULE III(n)

                            CHANGES OF BORROWER NAME

Prior to September 10, 1997 In-House Medical Resources, Inc. was known as Regal Healthcare Systems, Inc.

Prior to December 9, 1996 Holdings was known as Perennial Development
Corporation.

     GUARANTY, dated as of August 31, 1998, made by David Hall (the "Guarantor") in favor of DAIWA HEALTHCO-3 LLC ("Lender").

     PRELIMINARY STATEMENTS. Lender is party to that certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement"), among In-House Rehab, Inc., In-House Medical Resources, Inc., RT Group, Inc., Doctors Rehab & Therapy, Inc., Daily Rehabilitation Institute of Ponte Vedra, Inc., Gateway Rehab, Inc., In-House Rehab Partners, LLC, Perennial Health Management, Inc. and Rehab Tools, Inc. (each individually, a "Borrower" and, collectively, the "Borrowers"), and In-House Rehab Corporation, as Primary Servicer and Guarantor ("Parent"). All terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     The Guarantor, is a substantial equity holder of the Parent and will derive substantial benefit from the transactions contemplated by the Loan Agreement.

     It is a condition precedent to the effectiveness of the Loan Agreement and the making of any financial accommodations thereunder that the Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lender under the Loan Agreement to make Loan to Borrowers or other financial accommodations under the Loan Agreement, the Guarantor hereby agrees as follows:

     SECTION 1. Guaranty; Limitation of Liability. (a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due of all Lender Debt under the Loan Agreement (the "Guaranteed Obligations"), and the Guarantor agrees to pay any and all reasonable costs and expenses (including reasonable counsel fees and expenses) paid or incurred in enforcing any rights under this Guaranty; provided, however, that the aggregate amount of payments of Guaranteed Obligations made or to made by the Guarantor hereunder shall not exceed $1,000,000.

     (b) Any and all payments by or on behalf of the Guarantor hereunder shall be made free and clear of and without deduction or withholding for any and all present or future taxes unless required by law.

     SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Agreement regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers under the Loan Agreement or of any other guarantor under any other guaranty and a separate action or actions may be brought or prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether action is brought against the Borrowers or any other guarantor or whether the Borrowers or any other guarantor are joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

     (a) any lack of validity or enforceability of the Loan Agreement or any guaranty, agreement or instrument relating thereto (collectively, the "Documents");

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     (b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Document including, without limitation, any increase in the Guaranteed Obligations;

     (c) any taking and holding of collateral or additional guarantees for all or any of the Guaranteed Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guarantees, or non-perfection or delay in perfection of any collateral, or any consent to departure from any such guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any commercially reasonable manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of any Borrower or any other Person;

     (e) any consent by Lender, any Borrower, or any other Person to the change, restructure or termination of the corporate structure or existence of a Borrower, or any of their affiliates and any corresponding restructure of the Guaranteed Obligations, or any other restructure or refinancing of the Guaranteed Obligations or any portion thereof; or

     (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of a Borrower.

Without limiting the generality of the foregoing, the Guarantor hereby consents to, and hereby agrees, that the rights of Lender hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases of any collateral, whether for purposes of commercially reasonable sales or other dispositions of assets or for any other purpose.

     SECTION 3.  Waivers.  The Guarantor hereby waives:

     (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty;

     (b) any requirement that the Lender or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any collateral; and

     (c) any duty on the part of the Lender or any other Person to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrowers and their assets now known or hereafter known by such Person.

     SECTION 4. Waiver of Subrogation and Contribution. Until the later to occur of the Maturity Date and payment in full of all Guaranteed Obligations, the Guarantor hereby irrevocably waives any claim or other rights which he may now or hereafter acquire against any Borrower that arises from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against a Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from a Borrower or, directly

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or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or other right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later to occur of the Maturity Date and payment in full of all Guaranteed Obligations, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Lender, and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. The Guarantor acknowledges that he will receive direct and indirect benefits from the financing arrangements contemplated by the Documents and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

     SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

     (a) no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery and performance by the Guarantor of this Guaranty except for consents which have been obtained; and

     (b) he has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made his own credit analysis and decision to enter into this Guaranty.

     SECTION 6. Covenants. The Guarantor agrees he shall maintain a minimum personal tangible net worth of $1,000,000, exclusive of debt instruments from any of the Borrowers. The Guarantor further agrees, upon the written request of the Borrower, to provide annual statements of his personal net worth as of the prior calendar year end to the Lender.

     SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender (and, if an amendment, by the Guarantor), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other Document.

     SECTION 9. Continuing Guaranty; Assignment. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the earlier to occur of (i) the later of the Maturity Date and payment in full of all Guaranteed Obligations or (ii) such time that the Borrowing Base Certificates (each of which contains information determined to be true and correct) for six consecutive months each indicate that Trade Receivables (as defined below) for such month constitute less than 50% of all Eligible

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
Receivables and no Event of Default shall have occurred or be continuing during such six consecutive month period, (b) be binding upon the Guarantor, his successors and assigns, and (c) inure to the benefit of and be enforceable by the Lender and its successors and assigns.

     For the purposes of this Section 9, "Trade Receivables" shall mean all Receivables other than Receivables payable directly to the Borrower by an obligor that is either (x) a Governmental Entity, or (y) a commercial or non-profit insurance company (such as any Blue Cross, Blue Shield entity), employers or union which self-insures for employee or member health insurance, prepaid health care organization, preferred provider organization or health maintenance organization.,

     SECTION 10. Financial Condition of the Providers. The Guarantor represents to the Lender that he is now and will be completely familiar with the prospects, business, operations and condition (financial and otherwise) of each Borrower, and the Guarantor hereby waives and relinquishes any duty on the part of the Lender or any other Person to disclose any matter, fact or thing relating to the prospects, business, assets, liabilities, operations or condition (financial or otherwise) of the Borrowers now known or hereafter known by the Lender or any other Person.

     SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 12. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. THE PARTIES HERETO HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE OTHER PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     SECTION 13. Severability. If any term or provision of this Guaranty is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Guaranty shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in all other jurisdictions.

     SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     IN WITNESS WHEREOF, this 31 day of August 1998, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.


                                     /s/ David Hall
                                     David Hall